HEATWURXS, INC.

GRANT NOTICE

Granted:

Grantee:

Address:

Status with the Company:

Employee/Officer/Director/Consultant

Type of Option:

ISO/NQSO

No. of Shares:

Option Price:

Expiration Date:

Five years from date of grant

Vesting Schedule:

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Amended and Restated 2011 Equity Incentive Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

Optionee:

Heatwurx, Inc.

By:

Title:

Print Name